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                               CONSENT OF COUNSEL

                         AIM INTERNATIONAL MUTUAL FUNDS


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Counsel to the Company" in the Statements of Additional Information for both (1) the retail classes of AIM International Mutual Funds (the "Trust") and (2) the institutional classes of the Trust, which are included in Post-Effective Amendment No. 35 to the Registration Statement under the Securities Act of 1933, as amended (No. 33-44611), and Amendment No. 37 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-6463), on Form N-1A of the Trust.





                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 13, 2005